Exhibit 10.6

AMENDMENT NO. 1 TO TRANSITIONAL OPERATING AGREEMENT

AMENDMENT NO. 1, dated as of February 29, 2008 (this “Amendment”), to that certain Transitional Operating Agreement, dated as of February 1, 2008 (the “Operating Agreement”), by and among Cenac Towing Co., Inc., a Louisiana corporation (“Cenac Towing”), Cenac Offshore, L.L.C., a Louisiana limited liability company (together with Cenac Towing, the “Cenac Companies”), Mr. Arlen B. Cenac, Jr., a resident of Houma, Louisiana and the sole owner of all the stock and equity interests of the Cenac Companies (the “Stockholder” and, together with the Cenac Companies, the “Operators”), and TEPPCO Marine Services, LLC, a Delaware limited liability company (the “Owner”).

RECITALS

WHEREAS, on February 1, 2008, the Operators agreed to provide the Services to the Owner upon the terms and subject to the conditions set forth in the Operating Agreement for the fees and reimbursement of the costs set forth therein;

WHEREAS, the Owner, Horizon Maritime, L.L.C., a Louisiana limited liability company (“Horizon”), the Stockholder and the other members of Horizon have executed an Asset Purchase Agreement, of date even herewith, providing for the purchase of substantially all of the business operations and assets of Horizon, as described and upon the terms and subject to the conditions and exceptions set forth therein; and

WHEREAS, the Owner and the Operators wish to amend the Operating Agreement as provided herein in connection with the acquisition by the Owner of assets from Horizon to provide for the operation thereby the Operators;

NOW, THEREFORE, in consideration of the premises, the mutual agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that, effective as of the date of this Amendment, the Operating Agreement shall be amended as follows:

ARTICLE I
DEFINITIONS

1. Definitions.  Unless otherwise defined herein, capitalized terms used in this Amendment shall have the respective meaning ascribed to such terms in the Operating Agreement.

ARTICLE II
AMENDMENTS TO THE OPERATING AGREEMENT

1. Amendment to the Recitals to the Operating Agreement.  The first Recital to the Operating Agreement is hereby amended and restated in its entirety as follows:

“WHEREAS, the Owner, TEPPCO Partners, L.P., a Delaware limited partnership (the “Partnership”), and the Operators have entered into that certain Asset Purchase Agreement dated as of the date hereof (as amended from time to time, the “Purchase Agreement”), pursuant to which the Operators have sold to the Owner certain marine assets and rights relating to the Operations, as specified and defined in the Purchase Agreement;”

2. Amendments to Article I of the Operating Agreement.

(a) The definitions of “Asphalt Business Limitation” and “Horizon Maritime” in Section 1.1 of the Operating Agreement are hereby deleted in their entirety.

(b) The definition of “Employee” in Section 1.1 of the Operating Agreement is hereby amended and restated in its entirety to read as follows:

“Employee” means each employee of either of the Cenac Companies, including any employees hired or retained after the date of this Agreement; provided, however, that (i) in no event shall any Employee be considered to be an employee of the Owner and (ii) nothing in this Agreement shall be construed as an offer of or contract for employment with any such Employee.”

(c) The definition of “Purchased Operations” in Section 1.1 of the Operating Agreement is hereby amended by deleting the following therefrom:

“from the Operators or their Affiliates”

(d) Section 1.1 of the Operating Agreement is hereby amended by adding the following in the appropriate alphabetical location:

““Vessel” shall mean the Vessels, as defined in the Purchase Agreement, the Vessels, as defined in that certain Asset Purchase Agreement, dated as of February 29, 2008, by and among Buyer, Horizon Maritime, L.L.C., a Louisiana limited liability company, and the members of Horizon Maritime, L.L.C. and any other boats, barges or other marine vessels (including related Vessel Equipment) owned or acquired by the Owner or by the Operators with Owner funds (for which they are reimbursed by the Owner).”

2. Amendment to Article II of the Operating Agreement.

(a)  Clause (iii) of Section 2.1(b) of the Operating Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) in accordance with the usual and customary practices in the industry in which the Purchased Operations operate, including the American Waterways Operators Responsible Carrier Program,”

(b)  Section 2.2 of the Operating Agreement is hereby amended to add the following as the last sentence thereof:

“The Operators represent, warrant, acknowledge and agree that any and all Persons operating the Purchased Operations or performing Services hereunder,

                               including any crew onboard Vessels, are and shall be Service Providers hereunder.”

3. Amendment to Article IV of the Operating Agreement.  Section 4.1(a) of the Operating Agreement is hereby amended by deleting the following therefrom:

“, provided that this Section 4.1(a) shall not prohibit Stockholder’s equity ownership in Horizon Maritime for so long as the Asphalt Business Limitation is satisfied”

4. Amendment to Exhibit A to the Operating Agreement.  Section 2(f) of Exhibit A to the Operating Agreement is hereby amended and restated in its entirety to read as follows:

“Maintaining the requisite level of financial responsibility required under one of the mechanisms established in 33 C.F.R. § 138.80 with respect to the Purchase Operations, filing any and all required forms, financial statements and affidavits and performing any and all audits or certifications that may be required by such regulations.”

ARTICLE III
MISCELLANEOUS

1. Effect on the Operating Agreement.  The Operating Agreement, as amended by this Amendment, shall remain in full force and effect and, as so amended, is hereby ratified and affirmed in all respects.  On and after the date hereof, each reference in the Operating Agreement to “this Agreement,” “herein,” “hereunder” or words of similar import shall mean and be a reference to the Operating Agreement as amended by this Amendment.

2. Assignment, Successors and No Third-Party Rights.  No party may assign any of its rights or delegate any of its obligations under this Amendment without the prior written consent of the other parties, except that the Owner may assign any of its rights and delegate any of its obligations under this Amendment to a subsidiary of the Partnership.  Subject to the preceding sentence, this Amendment will apply to, be binding in all respects upon and inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Amendment any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 2. of Article III.

3. Choice of Law.  This Amendment shall be governed by the general maritime laws of the United States, to the extent applicable, and otherwise by the internal laws of the State of Texas (without regard to the choice of law provisions thereof).

4. Construction; Section Headings; Table of Contents.  .  The language used in this Amendment shall be deemed to be the language the parties hereto have chosen to express their mutual intent, and no rule of strict construction will be applied against any party hereto.  The section headings contained in this Amendment are for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

5. Severability.  Any term or provision (or subpart or portion thereof) of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction.  If any provision (or subpart or portion thereof) of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

6. Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                      IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

TEPPCO MARINE SERVICES, LLC

By:                /s/ WILLIAM G. MANIAS
William G. Manias
Vice President and
Chief Financial Officer

CENAC TOWING CO., INC.

By:                 /s/ ARLEN B. CENAC, JR.
Arlen B. Cenac, Jr.
President

CENAC OFFSHORE, L.L.C.

By:                /s/ ARLEN B. CENAC, JR.
Arlen B. Cenac, Jr.
Managing Member

/s/ ARLEN B. CENAC, JR. Arlen B. Cenac, Jr.